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                                                                    EXHIBIT 21.1

                               SUBSIDIARIES OF
                        FLOW INTERNATIONAL CORPORATION


                                                 State or other Jurisdiction of
            Subsidiary                           Incorporation or Organization
            ----------                           ------------------------------
Rampart Waterblast, Inc.                                     Florida
Spider Staging Corporation                                 Washington
Spider Staging Corporation                              British Columbia
Flow International Sales Corporation                          Guam
Flow Europe, GmbH                                           Germany
Flow Asia Corporation                                        Taiwan
Flow Holdings, N.V.                                         Belgium
Power Climber, N.V.                                         Belgium
Power Climber, Inc.                                        California
Astro Hoist, Inc.                                          California
Scaffold Climber, Inc.                                     California
Suspended Scaffold Systems, Inc.                           California
Power Operated Staging, Inc.                               California
Flow Japan                                                    Japan
CEM-FLOW                                                     France
Dynovation, Inc.                                             Ontario